UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 8, 2018

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Darling Ingredients Inc. (the "Company") held on May 8, 2018, the stockholders elected the Company's Board of Directors and voted upon two Board proposals contained within the Company's Proxy Statement dated March 28, 2018.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

Randall C. Stuewe	143,350,953	4,538,386	1,979,713	5,251,484
Charles Adair	148,961,328	898,804	8,920	5,251,484
D. Eugene Ewing	149,095,040	763,542	10,470	5,251,484
Linda Goodspeed	148,658,475	1,201,859	8,718	5,251,484
Dirk Kloosterboer	149,327,615	533,170	8,267	5,251,484
Mary R. Korby	147,193,899	2,665,119	10,034	5,251,484
Cynthia Pharr Lee	147,443,064	2,360,243	65,745	5,251,484
Charles Macaluso	144,015,574	3,873,582	1,979,896	5,251,484
Gary W. Mize	147,497,853	2,362,029	9,170	5,251,484
Michael E. Rescoe	149,333,182	500,101	35,769	5,251,484

The stockholders voted on the following proposals and cast their votes as described below:

Board proposal to ratify the selection of KPMG LLP, independent registered public accounting firm, as the Company’s independent registered public accountant for the fiscal year ending December 29, 2018:

For	Against	Abstentions	Broker Non-Votes
150,111,629	4,978,926	29,981	—

Board proposal to approve, on an advisory basis, the Company’s executive compensation:

For	Against	Abstentions	Broker Non-Votes
145,480,339	4,329,551	59,162	5,251,484

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: May 10, 2018	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

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